Exhibit 3.1

Delaware

The First State

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "ACLARION, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF APRIL, A.D. 2022, AT 5:19 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

4492618 8100
SR# 20221572963

Authentication: 203241287
Date: 04-21-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ACLARION, INC.

**********

Brent Ness, being the President of Aclarion, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST: The present name of the Corporation is Aclarion, Inc. The Corporation was incorporated under the name Nocimed, Inc. by the filing of its original Certificate of Incorporation with the Delaware Secretary of State on February 18, 2015 (as amended and restated to date, the "Certificate of Incorporation").

SECOND: The Board of Directors of the Corporation has adopted resolutions authorizing the Corporation to amend, integrate and restate the Certificate of Incorporation of the Corporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the "Restated Certificate").

THIRD: The Restated Certificate restates and integrates and further amends the Certificate of Incorporation of this Corporation.

FOURTH: The Restated Certificate was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of its stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

**********

IN WITNESS WHEREOF, Aclarion, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this 21st day of April, 2022.

ACLARION, INC.

By:   /s/ Brent Ness

Name: Brent Ness

Title:   President

State of Delaware Secretary of State Division of Corporations Delivered 05:19 PM 04/21/2022 FILED 05:19 PM 04/21/2022 SR 20221572963 - File Number 4492618

2

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ACLARION, INC.

A DELAWARE CORPORATION

ARTICLE I.

The name of this company is ACLARION, INC. (the "Company").

ARTICLE II.

The address of the registered office of the Company in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808, and the name of the registered agent of the Company in the State of Delaware at such address is Corporation Service Company.

ARTICLE III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law ("DGCL").

ARTICLE IV.

A.                  This Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Company is authorized to issue is two hundred twenty million (220,000,000) shares. Two hundred million (200,000,000) shares shall be Common Stock, having a par value per share of S0.00001. Twenty million (20,000,000) shares shall be Preferred Stock, having a par value per share of S0.00001.

B.                  The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the "Board of Directors") is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

3

C.               Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Company for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

D.               Upon filing and effectiveness of this Certificate of Incorporation with the Secretary of State of the State of Delaware in accordance with the DGCL (the "Effective Time"), each 7.47 shares of then outstanding Common Stock, par value S0.00001 per share, of the Company ("Old Common Stock"), shall automatically, without any action on the part of the holders thereof or the Company, be combined into one (I) validly issued, fully paid and non-assessable share of Common Stock (the "Reverse Stock Split"). No fractional shares will be issued in connection with the Reverse Stock Split. Fractional shares that would otherwise be issuable to stockholders of record as a result of the Reverse Stock Split will be rounded up to a whole share. Each stock certificate of the Company which immediately prior to Effective Time represented one or more shares of Old Common Stock shall immediately after the Effective Time represent the whole number of shares of Common Stock into which the shares of Old Common Stock represented by such stock certificate prior to the Reverse Stock Split were combined in the Reverse Stock Split (the "Split-Adjusted Shares"). The Company shall, upon the request of each holder of record having a certificate or certificates representing shares of Old Common Stock issued and outstanding immediately prior to the Effective Time (each a "he-Split Certificate"), issue and deliver to such holder in exchange for each Pre-Split Certificate, a new certificate or certificates representing the Split-Adjusted Shares, provided, however, that the Company shall not be obligated to issue a new certificate evidencing such Split-Adjusted Shares unless and until the corresponding Pre-Split Certificate is delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that the Pre-Split Certificate has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Pre-Split Certificate.

ARTICLE V.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.               MANAGEMENT OF BUSINESS. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

B.                  BOARD OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders. Each director shall hold office until the next annual meeting of stockholders and thereafter until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C.                  REMOVAL OF DIRECTORS.

1.                  Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, neither the Board of Directors nor any individual director may be removed without cause.

2.                  Subject to any limitation imposed by applicable law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

4

D.                  VACANCIES. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

E.                  BYLAW AMENDMENTS.

1.                  The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. Any adoption, amendment or repeal of the Bylaws of the Company by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

2.                  The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

3.                  No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission.

4.                  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.

ARTICLE VI.

A.                  The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

B.                  To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C.                  Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

ARTICLE VII.

Unless the Company consents in writing to the selection of an altemative forum, to the fullest extent permitted by law the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Company; (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company's stockholders; (C) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws of the Company; or (D) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine. This Article VI shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended or any other claim for which the federal courts have exclusive jurisdiction.

5

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint against any person (including, but not limited to, any underwriters or auditors retained by the Company) in connection with any offering of the Company's securities asserting a cause of action arising under the Securities Act of 1933, as amended.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article VII.

ARTICLE VIII.

A.            The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.            Notwithstanding any other provisions of this Certificate of Incorporation or any provision of applicable law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Company required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII.

6